                           ALLERGY IMMUNO TECHNOLOGIES

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD NOVEMBER 8, 2000

                            AND INFORMATION STATEMENT


         Notice is hereby given that the Annual Meeting of Stockholders of Allergy Immuno Technologies, Inc., a Delaware Corporation (herein called the "Company"), will be held at the offices of the Company, 1527 Monrovia Avenue, Newport Beach, California 92663 on November 8, 2000 at 10:00 A.M., local California time.

                  The Annual Meeting will be held for the following purposes:

         1. To elect a Board of Directors consisting of three (3) directors.

         2. To consider and act upon any other matters which may properly come before the Annual meeting and any adjournment thereof.


         In accordance with the provisions of the Company's Bylaws, the Board of Directors has fixed the close of business on October 10, 2000, as the record date for the determination of the holders of the Company's common stock, $.001 par value (the "Common Stock") entitled to notice of and to vote at said Annual Meeting

         The Company is not actively soliciting proxies, therefore no proxy card accompanies this notice.

                                      By Order of the Board of Directors

                                      /s/ Zackary S. Irani
                                      ------------------------------------------
                                      Zackary S. Irani
                                      Chief Executive Officer




Newport Beach, California
September 20, 2000

                           ALLERGY IMMUNO TECHNOLOGIES
                              1527 MONROVIA AVENUE
                         NEWPORT BEACH, CALIFORNIA 92663
                  --------------------------------------------

                              INFORMATION STATEMENT
                  --------------------------------------------


                                  INTRODUCTION

         This Information Statement is furnished by the Board of Directors of ALLERGY IMMUNO TECHNOLOGIES, INC. (the "Company") in connection with the election of Directors. This Information Statement and enclosed materials are first being sent on or before the close of business on October 20, 2000, to stockholders of record as of October 10, 2000 (the "Record Date").

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

OUTSTANDING SECURITIES AND VOTING RIGHTS

         As of the Record Date, there were issued and outstanding 17,170,390 shares of the Company's Common Stock, $.001 par value (the "Common Stock" or the "Voting Securities"), for the purpose of determining stockholders entitled to receive this Information Statement

         Each holder of Voting Securities is entitled to one vote for each share of Voting Securities in his or her name on the books of the Company, as of the Record Date, on any matter submitted to the vote of the stockholders.

                              ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

         The Bylaws of the Company authorize the Board of Directors to fix the number of Directors between three (3) and twelve (12). The Board of Directors has fixed the number of Directors at three (3) and nominated the persons listed below for election to the Board. Three (3) of the three (3) nominees are incumbent Directors. Each Director will be elected to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified.

         Each of the nominees has consented to be named in this Information Statement and has consented to serve as a Director. However, should any nominee named herein for the office of Director become unable or unwilling to accept nomination or election, the Board of Directors may recommend and nominate another person in the place and stead of such person. The Board of Directors has no reason to believe that any substitute nominee will be required.

         Zackary S. Irani, 34, is Director, Chief Executive Officer and Chairman of the Board of AIT. He is currently President of ReadyScript (a subsidiary of Biomerica) and Chairman of Biomerica, Inc., ("Biomerica") which owns 74.53% of AIT. He has been with Biomerica over fourteen years and holds a B.S. degree from Chapman University and an MBA from the University of California, Irvine. Mr. Irani serves as President of ReadyScript, a director of Lancer Orthodontics and Biomerica and has been a director of AIT since 1992.

         Dr. Robert Orlando, 62, serves as the Medical Director of AIT and has been a member of the board since 1986. Dr. Orlando is a pathologist as well as a biophysicist and immunologist. Dr. Orlando, a graduate of the New Jersey University of Medicine and the University of Chicago, is the Chief Pathologist at Beverly Hospital. Dr. Orlando is a director of Biomerica and Lancer Orthodontics. Dr. Orlando has been a director of AIT since 1986.

         Janet Moore, 49, serves as Director, Secretary, Chief Financial Officer and Chief Accounting Officer of AIT. She has worked for Biomerica for over twenty-four years and holds a B.S. degree in business from Pepperdine University. She is a Director of Lancer Orthodontics and Biomerica. Janet Moore has been a Director of AIT since April 1997.

BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors meets during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors met three (3) times. During that period, all members of the Board participated in at least 75% of all Board and applicable committee meetings.

         The Company does not compensate Directors for service on the Board of Directors. The Company did not grant any stock options to any of the Company's Directors during the 2000 fiscal year.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

         The following table sets forth the annual and long-term cash and non-cash compensation paid by the Company for services rendered in all capacities during the fiscal years ended May 31, 2000, 1999 and 1998 by the Company's Chief Executive Officer and Chairman of the Board:

                                                                      Long-Term Compensation
                                                               --------------------------------
                                       Annual Compensation
                                       --------------------            Awards          Payout
                                                               ---------------------  ---------
                                                               Restricted
Name and Principal Position    Fiscal  Salary  Bonus  Other       Stock     Options/    LTIP         All Other
                                Year    ($)     ($)    ($)     Award(s)($)   SARs(#)  Payout($)  Compensation($)(1)
-------------------------------------------------------------------------------------------------------------------
Zackary Irani                   2000    -0-     -0-    -0-         -0-        -0-       -0-             -0-
Chief Executive Officer and     1999    -0-     -0-    -0-         -0-        -0-       -0-             -0-
Chairman of the Board(1)(2)     1998    -0-     -0-    -0-        50,000      -0-       -0-             -0-
-------------------------------------------------------------------------------------------------------------------

(1) All other compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits constituted the lesser of $50,000 or 10% of the total annual salary and bonus of the named executive for such year.
(2) Biomerica charges the Company a monthly administrative fee of $1,450 which covers accounting, telephone, executive services, office supplies and other miscellaneous expenses. Mr. Irani is not paid a salary by Biomerica for his services to the Company, however, included in the $1,450 per month is $500 for Mr. Irani's services to the Company.

EMPLOYMENT AGREEMENTS

         There are no employment agreements between the Company and its employees.

STOCK OPTION GRANTS

         No options were granted during the fiscal year ended May 31, 2000.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables set forth information, as of October 1, 2000, concerning shares of the Company's Voting Securities beneficially owned by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Voting Securities, (ii) each Director of the Company, and (iii) all officers and Directors of the Company as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him or her, and the address of each person listed is the same as that of the Company's principal office located at 1531 Monrovia Avenue, Newport Beach, California 92663.

                               Name and Address         Amount and Nature of         Percent
Title of Class                 of Beneficial Owner      Beneficial Ownership(1)      of Class
--------------                 -------------------      --------------------         --------

Common Stock                   Biomerica, Inc. (2)           12,797,108               74.53%

Common Stock                   Zackary Irani(3)              12,952,108               75.43%

Common Stock                   Robert Orlando                   162,000                   *

Common Stock                   Janet Moore(4)                   865,350                5.03%


All Directors and officers     Common Stock                  13,979,458               81.41%
as a Group (3 persons)

----------------
(1) Beneficial ownership is determined in accordance with the applicable rules under the 1934 Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from the date hereof, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership deemed outstanding of any other person. Percentage of ownership is based on 17,170,390 shares of Common Stock outstanding.
(2)  Shares controlled by Zackary Irani
(3) Includes 12,797,108 shares owned by Biomerica, Inc. and controlled by Zackary Irani by virtue of his position as President of Biomerica, Inc.
(4)  Includes 20,000 shares of Common Stock owned by Ms. Moore's minor children.

*Represents less than 1% of the class of shares

                                  ANNUAL REPORT


         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO, IS BEING MAILED TO EACH STOCKHOLDER TOGETHER WITH THIS INFORMATION STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITING TO THE COMPANY AT THE ADDRESS OF THE COMPANY SET FORTH ON THE COVER OF THIS INFORMATION STATEMENT.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5s were required for those persons, the Company believes that during the fiscal year ended May 31, 2000, all filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with during the fiscal year.

                                 OTHER BUSINESS

         No further business will be transacted by Written Consent to corporate action in lieu of a meeting of stockholders to which this Information Statement pertains.

                         COSTS OF INFORMATION STATEMENT

         This Information Statement has been prepared by the Company and its Board of Directors, and the Company will bear the costs of distributing this Information Statement to stockholders, including the expense of preparing, assembling, printing, and mailing the Information Statement and attached materials. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Information Statement and related materials to stockholders. The Company may pay for and use the services of other individuals or companies not regularly employed by the Company in connection with the distribution of this Information Statement if the Board of Directors of the Company determines that this is advisable.

                                       By the order of the Board of Directors,

                                       /s/ Zackary Irani
                                       ---------------------------------------
                                       Zackary Irani
                                       Chief Executive Officer

Newport Beach, California
September 20, 2000